-1-




                           THE CALVERT GROUP OF FUNDS

                         Rule 18f-3 Multiple Class Plan
                           as approved by the Boards
                   in January 1996 and as amended and restated
                      February 1998 Pursuant to Rule 18f-3
                    Under the Investment Company Act of 1940


         Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

         This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Group of Funds listed in Exhibit I (each a "Fund" and collectively, "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

         The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, or Series Class affected by the matter.

         1. Class Designation. A Fund may offer shares designated Class A, Class B, Class C , Class I, and for certain money market portfolios, Class O.

         2. Differences in Availability. Class A, Class B, Class C, and Class O shares shall each be available through the same distribution channels, except that (a) Class B shares may not be available through some dealers and are not available for purchases of $500,000 or more, (b) Class B shares of Calvert First Government Money Market Fund are available only through exchange from Class B or Class C shares of another Calvert Fund, and (c) Class C shares may not be available through some dealers and are not available for purchases of $1 million or more. Class I shares are generally available only directly from Calvert Group and not through dealers, and each Class I shareholder must maintain a $1 million minimum account balance.

         3. Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation, Letters of Intent and Reinvestment Privileges shall be available only to holders of Class A shares. Class I purchases and redemptions may only be made by bankwire.

         4. Differences in Distribution Arrangements. Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount of the sales charge on Class A shares is set forth
at Exhibit II.   Class A shares shall be subject to a Distribution Plan
adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, are used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class A.

         Class B shares shall be offered with a contingent deferred sales charge ("CDSC") and no front-end sales charge. The amount of the CDSC on Class B shares is set forth at Exhibit II. Class B shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class B shares, as set forth at
Exhibit II, are used to pay each Fund's principal underwriter for distributing and or providing services to the Fund's Class B shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class B.

         Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. Class C shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class C shares are set forth at Exhibit II. The Class C Distribution Plan pays each applicable Fund's principal underwriter for distributing and or providing services to such Fund's Class C shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class C.

         Class I and Class O shares shall be subject to neither a front-end sales charge, nor a CDSC, nor are they subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         5. Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent fees; (c) administrative service fees; (d) printing and postage expenses payable by a Fund relating to preparing and distributing materials, such as proxies, reports and prospectuses to current shareholders of a specific class; (e) class specific state notification fees; (f) class specific litigation or other legal expenses; (g) certain class specific reimbursement from the Advisor; and (h) certain class specific contract services (e.g., proxy solicitation).

         6. Conversion Features. Class B shares shall be subject to an automatic conversion feature into Class A shares after they have been held for that number of years set forth in Exhibit II. Class A, Class C ,Class I, and Class O are not subject to automatic conversion.

         7. Exchange Privileges. Class A shares shall be exchangeable only for: (a) Class A shares of other funds managed or administered by the Calvert Group; (b) shares of funds managed or administered by the Calvert Group which do not have separate share classes; and (c) shares of certain other funds specified from time to time.

         Class B shares shall be exchangeable only for: (a) Class B shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

         Class C shares shall be exchangeable only for: (a) Class C shares of other funds managed or administered by the Calvert Group and Class B shares of Calvert First Government Money Market Fund; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

         Class I shares shall be exchangeable only for: (a) Class I shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.



February 1998

Exhibit I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Municipal Fund

Calvert Social Investment Fund

Calvert World Values Fund

Calvert New World Fund

First Variable Rate Fund

                                                                      Exhibit II

                     Calvert Social Investment Fund (CSIF)



                           Maximum Class A   Maximum Class A  Maximum Class C
                           Front-End Sales     12b-1 Fee       12b-1Fee
                           Charge

CSIF Managed Growth
                           4.75%                 0.35%         1.00%

CSIF Equity                4.75%                 0.35%         1.00%

CSIF Managed Index         4.75%                 0.25%         1.00%

CSIF Bond                  3.75%                 0.35%         1.00%


Class B
                                            Managed. Growth,
                                            Equity, and
Maximum
Contingent Deferred Sales Charge            Managed Index     Bond
12b-1 Fee
 Shares held less than
one year after purchase                     5%                4%
    1.00%
More than one year
but less than two                           4%                3%
More than two years
but less than three                         4%                2%
More than three years
but less than four                          3%                1%
More than four years
but less than five                          2%
More than five years
 but less than six                          1%

Converts to Class A after                   8 yrs.             6yrs.

February 1998

                                                                      Exhibit II

                        Calvert Tax-Free Reserves (CTFR)



                           Maximum            Maximum          Maximum
                           Class A            Class A          Class C
                           Front-End Sales    12b-1 Fee        12b-1Fee
                           Charge


CTFR Long-Term             3.75%             0.35%             1.00%

CTFR Vermont               3.75%             N/A               1.00%


Class B

                                            Long Term              Maximum
                                            and                    Class B
Contingent Deferred Sales Charge            Vermont  12b-1 Fee
 Shares held less than one year
after purchase                              4%                      1.00%
More than one year
 but less than two                          3%
More than two years
but less than three                         2%
More than three years
 but less than four                         1%


Converts to Class A after                   6yrs.


February 1998

                                                                      Exhibit II

                             Calvert Municipal Fund



                           Maximum           Maximum           Maximum
                           Class A           Class A           Class B
                           Front-End Sales   12b-1 Fee         12b-1Fee
                           Charge


National Intermediate      2.75%            .25%               N/A

California Intermediate    .75%             .25%               N/A

Maryland Intermediate      2.75%            0.25%              N/A

Virginia Intermediate      2.75%            0.25%              N/A

Class B                                              Maximum Class B
Contingent Deferred Sales Charge                     12b-1 Fee
Shares held less than one year
after purchase                              3%           1.00%
More than one year
but less than two                           2%
More than two years
 but less than three                        2%
More than three years
 but less than four                         1%

Converts to Class A after                   4 yrs.


February 1998

                                                                      Exhibit II
                                The Calvert Fund



                           Maximum             Maximum        Maximum
                           Class A               Class A      Class C
                           Front-End Sales       12b-1 Fee    12b-1Fee
                           Charge


New Vision Small Cap       4.75%                 0.25%        1.00%

Calvert Income Fund        3.75%                 0.50%        1.00%


Class B
Maximum Class B
Contingent Deferred
 Sales Charge              New Vision       Income            12b-1 Fee
Shares held less than
 one year                  5%                    4%           1.00%
More than one year
 but less than two         4%                    3%
More than two years
but less than three        4%                    2%
More than three years
 but less than four        3%                    1%
More than four years
 but less than five        2%
More than five years
 but less than six         1%

Converts to Class A after  8 yrs            6yrs.


February 1998

                                                                      Exhibit II
                           Calvert World Values Fund



                           Maximum          Maximum   Maximum
                           Class A          Class A           Class C
                           Front-End Sales  12b-1 Fee         12b-1Fee
                           Charge


International Equity       4.75%            0.35%             1.00%

Capital Accumulation       4.75%            0.35%             1.00%


Class B                                              Maximum Class B
Contingent Deferred Sales Charge                     12b-1 Fee
Shares held less than
one year after purchase                     5%        1.00%
More than one year
but less than two                           4%
More than two years
 but less than three                        4%
More than three years
but less than four                          3%
More than four years
 but less than five                         2%
More than five years
but less than six                           1%

Converts to Class A after                   8 yrs.


February 1998

                                                                      Exhibit II
                             Calvert New World Fund



                            Maximum           Maximum         Maximum
                            Class A           Class A         Class C
                            Front-End Sales   12b-1 Fee       12b-1Fee
                            Charge


Calvert New Africa            4.75%            0.25%             1.00%


Class B                                                       Maximum
                                                              Class B
Contingent Deferred Sales Charge                              12b-1 Fee
 Shares held less than one year after purchase   5%           1.00%
More than one year but less than two             4%
More than two years but less than three          4%
More than three years but less than four         3%
More than four years but less than five          2%
More than five years but less than six           1%

Converts to Class A after                        8 yrs.


February 1998

                                                                      Exhibit II
                            First Variable Rate Fund



                           Maximum            Maximum           Maximum
                           Class A            Class A           Class C
                           Front-End Sales    12b-1 Fee         12b-1Fee
                           Charge


First Gov. Money Market       N/A              N/A               N/A



Class B                                              Maximum Class B
Contingent Deferred Sales Charge                     12b-1 Fee
CDSC of original Class B
Fund purchased is applied upon redemption from          1.00%
      Class B of First Government Money Market

Conversion period of original Class B Fund purchased is applied



February 1998